Exhibit 10a  CONSENT OF INDEPENDENT AUDITOR


To the Board of Management of Akzo Nobel N.V.:



We consent to incorporation by reference in the Registration Statement on Form S-8 (File Nos. 033-36808, 333-06194 and 333-13280) of Akzo Nobel N.V. of our
report dated February 10, 2003, relating to the consolidated balance sheets of Akzo Nobel N.V.and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2002 Annual Report on Form 20-F of Akzo Nobel N.V.







18 April, 2003

Arnhem, the Netherlands                     KPMG Accountants N.V.